Exhibit 99.1

NEWS RELEASE

Nabors Announces First Quarter 2024 Results

HAMILTON, Bermuda, April 24, 2024 /PRNewswire/ - Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported first quarter 2024 operating revenues of $734 million, compared to operating revenues of $726 million in the fourth quarter of 2023. The net loss attributable to Nabors shareholders for the quarter was $34 million, compared to a net loss of $17 million in the fourth quarter. This equates to a loss of $4.54 per diluted share, compared to a loss per diluted share of $2.70 in the fourth quarter. The first quarter results included a gain, related to mark-to-market treatment of Nabors warrants, of $6 million, or $0.62 per diluted share, compared to a gain of $10 million, or $1.14 per diluted share, in the fourth quarter. First quarter adjusted EBITDA was $221 million, compared to $230 million in the previous quarter.

Highlights

o	Awarded three rigs in Argentina, on multiyear contracts with attractive economics. The Company will redeploy inactive rigs from the Lower 48 market. These awards further solidify Nabors’ position in this key market.

o	Received notification of commercial qualification for three rigs in a major market in the Middle East. The Company plans to deploy existing in-country rigs for this opportunity.

o	A Lower 48 drilling contractor has begun standardizing its entire fleet to Nabors RigCLOUD® platform. This development clearly demonstrates the value of Nabors third-party strategy.

o	Canrig received an order for six land drilling packages from an existing client in the Middle East. This latest order is recognition of the excellent track record we have established with this customer.

o	Nabors was named a double finalist for the Reuters Global Energy Transition Awards 2024 in the “Portfolio Transformation” and “Technology Whitespace” categories.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “Our first quarter operating results were stronger than we expected, driven by resilient pricing and lower costs in our Lower 48 drilling operations, as well as higher than forecast OEM repair revenue and energy transition revenue in our Rig Technologies segment.

NEWS RELEASE

“Rig count increased in our International segment, driven by rig startups in Saudi Arabia and Algeria, as part of our commitment to deploy seven rigs in these two countries during 2024. We have also received recent awards in Argentina for three more rigs. I believe we are in the midst of the largest opportunity that we’ve seen in the last decade to strengthen our international business.

“Pricing in the Lower 48 market remained firm, as utilization of our highest specification rigs stayed strong across several important markets. Average rig count increased compared to the prior quarter, but was slightly below our estimates, mainly reflecting activity reductions in natural gas basins. Results in our Drilling Solutions segment reflected lower activity in the Lower 48, partially offset by better growth from international markets.”

Segment Results

The U.S. Drilling segment reported first quarter adjusted EBITDA of $120.4 million, compared to $118.4 million in the fourth quarter of 2023. Nabors’ first quarter Lower 48 average rig count totaled 72, up from 70 in the prior quarter. Daily adjusted gross margin in that market averaged $16,011, a decrease of $229 sequentially.

International Drilling adjusted EBITDA totaled $102.5 million, compared to $105.5 million in the fourth quarter. Rig count averaged 81, up from 80 in the previous quarter, driven by rig startups in Algeria and the prior start of a newbuild in Saudi Arabia. The impact of this higher rig count was offset by downtime related to rig certification requirements following recent contract renewals in Saudi Arabia, as well as labor unrest on several rigs in Colombia. Daily adjusted gross margin for the fourth quarter averaged $16,061. International Drilling segment revenue of $355 million increased by 9% compared to the first quarter of 2023, as average rig count increased by nearly five rigs.

Drilling Solutions adjusted EBITDA was $31.8 million, compared to $34.5 million in the fourth quarter. Revenue on Nabors rigs operating in the Lower 48 and international markets increased sequentially.

In Rig Technologies, adjusted EBITDA reached $6.8 million, versus $8.8 million in the fourth quarter. OEM rental and repair EBITDA increased sequentially, while other aftermarket, capital equipment, and energy transition EBITDA declined following seasonally strong year end deliveries.

Adjusted Free Cash Flow

Adjusted free cash flow was $8 million in the first quarter. Capital expenditures totaled $112 million, which included $35 million supporting the newbuilds in Saudi Arabia. This compares to $124 million in the fourth quarter, including $43 million supporting the newbuilds.

William Restrepo, Nabors CFO, stated, “Results across our operations were higher than we forecast. The strength of the international drilling markets continues to surprise us to the upside with the recent awards in Argentina and the notification in another Middle East market, on top of the material ongoing deployments in Saudi Arabia and Algeria. We restarted two rigs in Algeria during the first quarter, and a third in early April. Algeria has historically been an important market for Nabors, and the recommencement of operations with existing rigs marks a key development for us. Looking to the second quarter, we expect our international rig count to increase with a newbuild in Saudi Arabia and the fourth rig in Algeria. We expect the ongoing deployments and the more recent awards, as well as several open opportunities, to generate a material increase in our International EBITDA over the already targeted increase for 2025.

NEWS RELEASE

“Firm pricing in the Lower 48 bolstered daily gross margin. We again reduced costs in this market. Looking to the second quarter, we continue to experience sluggish activity in the natural gas basins. This should keep average rig count slightly below the average for the first quarter.

“We retired both the convertible notes that were due in January 2024 and the senior notes due in 2025, with the proceeds from our $650 million notes offering in the fourth quarter of 2023. Our next maturity is in 2026.

“We still have a number of open international tenders and active negotiations. It’s increasingly evident that the robust trends in our international segment should continue to provide us with high return opportunities with attractive payback periods. Nonetheless, we intend to avoid taking on more than we can afford. We will remain focused on generating free cash flow and reducing our net debt.”

Outlook

Nabors expects the following metrics for the second quarter of 2024:

U.S. Drilling

o	Lower 48 average rig count of approximately 70 rigs
o	Lower 48 daily adjusted gross margin of approximately $15,500
o	Alaska and Gulf of Mexico adjusted EBITDA of approximately $21 million

International

o	Average rig count up by two to three rigs versus the first quarter average
o	Daily adjusted gross margin of approximately $15,700

Drilling Solutions

o	Adjusted EBITDA of $30 - $32 million

Rig Technologies

o	Adjusted EBITDA of $8 - $10 million

Capital Expenditures

o	Capital expenditures of approximately $190 million, with approximately $70 million for the newbuilds in Saudi Arabia

o	Full-year capital expenditures of approximately $590 million, including funding for the recent rig awards

Mr. Petrello concluded, “I am pleased with our early success to secure additional backlog in our international business. We are targeting several more opportunities and are optimistic for additional success. We also see growing adoption of our advanced technology, both in the U.S. on third-party rigs and in international markets. These developments validate our strategy and should drive future free cash flow.”

NEWS RELEASE

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted operating income (loss) represents income (loss) from continuing operations before income taxes, interest expense, investment income (loss), and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Management believes that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies.

NEWS RELEASE

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release. We do not provide a forward-looking reconciliation of our outlook for Segment Adjusted EBITDA, Segment Gross Margin or Adjusted Free Cash Flow, as the amount and significance of items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands, except per share amounts)	2024	2023	2023
Revenues and other income:
Operating revenues	$733,704	$779,139	$725,801
Investment income (loss)	10,201	9,866	12,042
Total revenues and other income	743,905	789,005	737,843

Costs and other deductions:
Direct costs	437,077	462,329	424,769
General and administrative expenses	61,751	61,730	57,003
Research and engineering	13,863	15,074	13,926
Depreciation and amortization	157,685	163,031	161,228
Interest expense	50,379	45,141	49,938
Other, net	16,108	(42,375)	7,878
Total costs and other deductions	736,863	704,930	714,742

Income (loss) before income taxes	7,042	84,075	23,101
Income tax expense (benefit)	16,044	23,015	19,244

Net income (loss)	(9,002)	61,060	3,857
Less: Net (income) loss attributable to noncontrolling interest	(25,331)	(11,836)	(20,560)
Net income (loss) attributable to Nabors	$(34,333)	$49,224	$(16,703)

Earnings (losses) per share:
Basic	$(4.54)	$4.39	$(2.70)
Diluted	$(4.54)	$4.11	$(2.70)

Weighted-average number of common shares outstanding:
Basic	9,176	9,160	9,133
Diluted	9,176	9,867	9,133

Adjusted EBITDA	$221,013	$240,006	$230,103

Adjusted operating income (loss)	$63,328	$76,975	$68,875

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(In thousands)	2024	2023
ASSETS
Current assets:
Cash and short-term investments	$425,560	$1,070,178
Accounts receivable, net	416,873	347,837
Other current assets	231,926	227,663
Total current assets	1,074,359	1,645,678
Property, plant and equipment, net	2,841,294	2,898,728
Other long-term assets	729,319	733,559
Total assets	$4,644,972	$5,277,965

LIABILITIES AND EQUITY
Current liabilities:
Current debt	$-	$629,621
Trade accounts payable	319,436	294,442
Other current liabilities	282,982	289,918
Total current liabilities	602,418	1,213,981
Long-term debt	2,512,175	2,511,519
Other long-term liabilities	256,956	271,380
Total liabilities	3,371,549	3,996,880

Redeemable noncontrolling interest in subsidiary	750,600	739,075

Equity:
Shareholders' equity	286,338	326,614
Noncontrolling interest	236,485	215,396
Total equity	522,823	542,010
Total liabilities and equity	$4,644,972	$5,277,965

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended
	March 31,		December 31,
(In thousands, except rig activity)	2024	2023	2023
Operating revenues:
U.S. Drilling	$271,989	$350,652	$265,762
International Drilling	349,359	320,048	342,771
Drilling Solutions	75,574	75,043	77,028
Rig Technologies (1)	50,156	58,479	59,287
Other reconciling items (2)	(13,374)	(25,083)	(19,047)
Total operating revenues	$733,704	$779,139	$725,801

Adjusted EBITDA: (3)
U.S. Drilling	$120,403	$156,489	$118,371
International Drilling	102,498	88,608	105,540
Drilling Solutions	31,787	31,914	34,502
Rig Technologies (1)	6,801	4,954	8,811
Other reconciling items (4)	(40,476)	(41,959)	(37,121)
Total adjusted EBITDA	$221,013	$240,006	$230,103

Adjusted operating income (loss): (5)
U.S. Drilling	$50,529	$85,869	$51,494
International Drilling	22,476	1,957	18,642
Drilling Solutions	26,893	27,138	30,127
Rig Technologies (1)	4,209	3,694	5,788
Other reconciling items (4)	(40,779)	(41,683)	(37,176)
Total adjusted operating income (loss)	$63,328	$76,975	$68,875

Rig activity:
Average Rigs Working: (7)
Lower 48	71.9	93.3	70.3
Other US	6.8	7.0	6.0
U.S. Drilling	78.7	100.3	76.3
International Drilling	81.0	76.4	79.6
Total average rigs working	159.7	176.7	155.9

Daily Rig Revenue: (6),(8)
Lower 48	$35,468	$36,453	$35,776
Other US	64,402	70,690	62,346
U.S. Drilling (10)	37,968	38,842	37,865
International Drilling	47,384	46,517	46,782

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$16,011	$16,690	$16,240
Other US	35,184	37,114	34,641
U.S. Drilling (10)	17,667	18,115	17,687
International Drilling	16,061	15,222	16,651

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(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

Reconciliation of Earnings per Share

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(in thousands, except per share amounts)	2024	2023	2023
BASIC EPS:
Net income (loss) (numerator):
Income (loss), net of tax	$(9,002)	$61,060	$3,857
Less: net (income) loss attributable to noncontrolling interest	(25,331)	(11,836)	(20,560)
Less: deemed dividends to SPAC public shareholders	—	—	(458)
Less: distributed and undistributed earnings allocated to unvested shareholders	—	(1,702)	—
Less: accrued distribution on redeemable noncontrolling interest in subsidiary	(7,283)	(7,354)	(7,517)
Numerator for basic earnings per share:
Adjusted income (loss), net of tax - basic	$(41,616)	$40,168	$(24,678)

Weighted-average number of shares outstanding - basic	9,176	9,160	9,133
Earnings (losses) per share:
Total Basic	$(4.54)	$4.39	$(2.70)

DILUTED EPS:
Adjusted income (loss) from continuing operations, net of tax - basic	$(41,616)	$40,168	$(24,678)
Add: after tax interest expense of convertible notes	—	424	—
Add: effect of reallocating undistributed earnings of unvested shareholders	—	9	—
Adjusted income (loss), net of tax - diluted	$(41,616)	$40,601	$(24,678)

Weighted-average number of shares outstanding - basic	9,176	9,160	9,133
Add: if converted dilutive effect of convertible notes	—	659	—
Add: dilutive effect of potential common shares	—	48	—
Weighted-average number of shares outstanding - diluted	9,176	9,867	9,133
Earnings (losses) per share:
Total Diluted	$(4.54)	$4.11	$(2.70)

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

(In thousands)
	Three Months Ended March 31, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$50,529	$22,476	$26,893	$4,209	$(40,779)	$63,328
Depreciation and amortization	69,874	80,022	4,894	2,592	303	157,685
Adjusted EBITDA	$120,403	$102,498	$31,787	$6,801	$(40,476)	$221,013

	Three Months Ended March 31, 2023
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$85,869	$1,957	$27,138	$3,694	$(41,683)	$76,975
Depreciation and amortization	70,620	86,651	4,776	1,260	(276)	163,031
Adjusted EBITDA	$156,489	$88,608	$31,914	$4,954	$(41,959)	$240,006

	Three Months Ended December 31, 2023
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$51,494	$18,642	$30,127	$5,788	$(37,176)	$68,875
Depreciation and amortization	66,877	86,898	4,375	3,023	55	161,228
Adjusted EBITDA	$118,371	$105,540	$34,502	$8,811	$(37,121)	$230,103

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2024	2023	2023
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$39,264	$74,071	$40,108
Plus: General and administrative costs	4,823	5,056	4,087
Plus: Research and engineering	964	1,519	1,276
GAAP Gross Margin	45,051	80,646	45,471
Plus: Depreciation and amortization	59,733	59,507	59,545
Adjusted gross margin	$104,784	$140,153	$105,016

Other - U.S. Drilling
Adjusted operating income (loss)	$11,265	$11,798	$11,386
Plus: General and administrative costs	325	345	315
Plus: Research and engineering	47	128	89
GAAP Gross Margin	11,637	12,271	11,790
Plus: Depreciation and amortization	10,142	11,111	7,332
Adjusted gross margin	$21,779	$23,382	$19,122

U.S. Drilling
Adjusted operating income (loss)	$50,529	$85,869	$51,494
Plus: General and administrative costs	5,148	5,401	4,402
Plus: Research and engineering	1,011	1,647	1,365
GAAP Gross Margin	56,688	92,917	57,261
Plus: Depreciation and amortization	69,875	70,618	66,877
Adjusted gross margin	$126,563	$163,535	$124,138

International Drilling
Adjusted operating income (loss)	$22,476	$1,957	$18,642
Plus: General and administrative costs	14,415	14,336	14,899
Plus: Research and engineering	1,508	1,785	1,560
GAAP Gross Margin	38,399	18,078	35,101
Plus: Depreciation and amortization	80,022	86,651	86,899
Adjusted gross margin	$118,421	$104,729	$122,000

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2024	2023	2023
Net income (loss)	(9,002)	61,060	3,857
Income tax expense (benefit)	16,044	23,015	19,244
Income (loss) from continuing operations before income taxes	7,042	84,075	23,101
Investment (income) loss	(10,201)	(9,866)	(12,042)
Interest expense	50,379	45,141	49,938
Other, net	16,108	(42,375)	7,878
Adjusted operating income (loss) (1)	63,328	76,975	68,875
Depreciation and amortization	157,685	163,031	161,228
Adjusted EBITDA (2)	$221,013	$240,006	$230,103

(1) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(Unaudited)

	March 31,	December 31,
(In thousands)	2024	2023
Current debt	$-	$629,621
Long-term debt	2,512,175	2,511,519
Total Debt	2,512,175	3,141,140
Less: Cash and short-term investments	425,560	1,070,178
Net Debt	$2,086,615	$2,070,962

1-9

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED FREE CASH FLOW TO

NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2024	2023	2023
Net cash provided by operating activities	$107,239	$154,050	$181,921
Add: Capital expenditures, net of proceeds from sales of assets	(99,125)	(116,752)	(129,700)
Adjusted free cash flow	$8,114	$37,298	$52,221

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets.  Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders.  Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures.  Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

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